INVESTMENT AGREEMENT


         AGREEMENT (this "Agreement"), made and entered into as of the ____ day of August 2004, by and between MEDIA SERVICES GROUP, INC., a Nevada corporation ("MSGI"), and Bryan M. Parola ("Parola"), Mark N. Clemente ("Clemente"), Vincent
T. Jones ("Jones"), Pierre Davidoff ("Davidoff"), Shahrod Hemassi ("Hemassi"), Wenkai Michael Chang ("Chang") and Dean Capawana ("Capawana"; Parola, Clemente, Jones, Davidoff, Hemassi, and Chang are sometimes referred to herein individually as a "Founding Member" and collectively as the "Founding Members").



                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, concurrently with the execution and delivery of this Agreement, (a) MSGI and the Founding Members have entered into that certain Amended and Restated Limited Liability Company Agreement of Innalogic, LLC ("Innalogic"), dated as of the date hereof (the "LLC Agreement"), and (b) each of the Founding Members and Innalogic have entered into an Employment Agreement, dated as of the date hereof (collectively the "Employment Agreements");

         WHEREAS, prior hereto the Founding Members have assigned to Innalogic all right, title and interest in and to certain intellectual property pursuant to an Assignment Agreement, dated as of June 29, 2004, and the Company has interests in certain other intellectual property including, without limitation, trade names, trademarks, service marks, patents (and applications thereof), copyrights, domain names and URLs, software source code and useable object code, design documents, schematics, drafts, prototypes, any models, and the Company has licensed certain third party software (collectively the "Intellectual Property"); and

         WHEREAS, the initial Capital Contribution of MSGI made on the date hereof includes the MSGI Shares (as defined herein), which Shares are to be immediately transferred to the Founding Members.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    SECTION 1

         1.1 MSGI Share Issuance. Concurrently herewith, MSGI is issuing an aggregate of 25,000 shares of common stock, par value $0.01 per share, of MSGI (the "Shares") to the Founding Members in the amounts set forth on Schedule A, which Shares are deemed issued to Innalogic as part of MSGI's initial Capital Contribution and immediately tranferred to the Founding Members. Such Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act").

         1.2 "Piggyback" Registration Rights. At any time, if MSGI shall determine to proceed with the actual preparation and filing of a new registration statement under the 1933 Act in connection with the proposed offer and sale of any of its securities by it or any of its security

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holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), MSGI will give written notice of its determination to the Founding Members. Upon the written request from any Founding Member (the "Requesting Member"), within 20 days after receipt of any such notice from MSGI, MSGI will, except as herein provided, cause all of the Shares covered by such request (the "Requested Stock") held by the Requesting Members to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, further, that nothing herein shall prevent MSGI from, at any time, abandoning or delaying any registration. If any registration pursuant to this
Section 1.2 shall be underwritten in whole or in part, MSGI may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Member shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on the Shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by MSGI or interfere with the successful marketing of the shares of stock offered by MSGI, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Members and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of MSGI held by such holders shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The obligation of MSGI under this Section 1.2 shall not apply after the earlier of (a) the date that all of the Shares have been sold pursuant to Rule 144 under the 1933 Act or an effective registration statement, or (b) such time as the Shares are eligible for immediate resale pursuant to Rule 144(k) under the 1933 Act. Any and all fees and expenses payable in connection with all such registration rights shall be borne by MSGI whether or not pursuant to an underwritten public offering and whether or not a registration statement is filed or becomes effective or whether or not any Shares are sold pursuant to any registration statement. The Requesting Members shall cooperate with MSGI in providing the information necessary to effect the registration of their Shares, including completion of customary questionnaires. Failure to do so may result in exclusion of such Requesting Members' Shares from the registration statement.

         1.3 Indemnification by MSGI. MSGI shall indemnify and hold harmless each Founding Member and its agents, brokers, investment advisors and employees of each of them and each underwriter of the Shares and their officers, directors, affiliates, partners and any broker or dealer through whom such Shares may be sold and each person, if any, who controls (within the meaning of Section 15 of the 1933 Act) such Founding Member or any such underwriter to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or


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necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made), except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Founding Member furnished in writing to MSGI by such Founding Member expressly for use therein, which information was reasonably relied on by MSGI for use therein or to the extent that such information relates to such Founding Member or such Founding Member's proposed method of distribution of Shares and was reviewed and expressly approved in writing by such Founding Member expressly for use in any registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto.

         1.4 Indemnification by Requesting Members. Each Requesting Member agrees to indemnify and hold harmless MSGI, and its agents, brokers, investment advisors and employees of each of them and each underwriter of the Shares and their officers, directors, affiliates, partners and any broker or dealer through whom such Shares may be sold and each person, if any, who controls (within the meaning of Section 15 of the 1933 Act) MSGI or any such underwriter , to the same extent as the foregoing indemnity from MSGI to such holder but only with respect to information furnished in writing by such Requesting Member with respect to such Requesting Member which contained a material misstatement of fact or omission of a material fact expressly for use in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made).

         1.5 Performance Bonuses. In the event that Innalogic exceeds the Total Target Amount as set forth on Schedule B, MSGI shall immediately grant to each Founding Member an option to purchase such number of shares of MSGI common stock, par value $0.01 per share ("Options"), set forth opposite the name of such Founding Member on Schedule C attached hereto, as follows:

                  (a) The Options shall be granted under the Marketing Services Group, Inc. 1999 Incentive and Nonqualified Stock Option Plan, as amended from time to time, or such other stock option plan as may be adopted by MSGI (the "MSGI Option Plan").

                  (b) The Options shall have an exercise price equal to the fair market value of MSGI common stock at the time of the grant of the Options. Fair market value shall be determined as set forth in the MSGI Option Plan.

                  (c) The Options shall expire on the tenth anniversary of the date of grant, and shall vest over a three year period with one-third of the options vesting on the first anniversary of this Agreement, one-third vesting on the second anniversary of this Agreement, and the remaining third vesting on the third anniversary of this Agreement; provided that the Options


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shall automatically be vested and immediately exercisable in full upon the occurrence of any of the events set forth in paragraph 10 of the MSGI Option Plan now in effect.

                  (d) If a Founding Member ceases to be employed by Innalogic or MSGI or any affiliate of either Innalogic or MSGI, the Option granted to such Founding Member shall be exercisable in accordance with and subject to the terms and conditions of paragraph 12 of the MSGI Option Plan now in effect.

                                    SECTION 2

     2.1 Founding Members Representations and Warranties. In connection with this Agreement, the Founding Members hereby acknowledge, represent and warrant to MSGI as follows:

                  (a) To the extent that any works of authorship, materials, products, technology or software have been developed or created independently or jointly by any person other than Innalogic for which Innalogic has, directly or indirectly paid, other than off-the-shelf technologies, Innalogic has a written agreement with such person with respect thereto, and Innalogic thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment.

                  (b) The Founding Members are not aware that any of the employees, agents, consultants or contractors of Innalogic are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's or entity's best efforts to promote the Interests of Innalogic, or that would conflict with Innalogic's business as proposed to be conducted. The Founding Members are not aware of any current or past infringement, dilution, misappropriation, breach or other violation by a third party of any of the Intellectual Property. The source code for the Intellectual Property has not been disclosed to any third party and none of the source code for the Intellectual Property has been placed in escrow or is otherwise not in the full and exclusive control of Innalogic.

                  (c) No Intellectual Property owned or used by Innalogic is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Innalogic. All of the patents, trademark and service mark applications for registration, copyright registrations and domain name registrations indicated in
Schedule 2.1(c) are valid and in full force, are held of record in the name of Innalogic free and clear of all liens, encumbrances and other claims, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity, and all necessary registration, maintenance and renewal fees in connection with such Intellectual Property set forth on Schedule 2.1(c) have been paid. No opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application. Innalogic has taken all reasonable steps that are required to protect Innalogic's rights in material trade secrets, know-how or other confidential or proprietary information (including, without limitation, source code) of Innalogic or provided by any other person to Innalogic.

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                  (d) To the best knowledge of the Founding Members, the
representations and warranties of the Founding Members in this Section 2 do not contain any untrue statements of fact or omit to state a material fact necessary in order to make the statements contained in this Section 2 not misleading in any material respect.

                                    SECTION 3

         3.1 Modification. Neither this Agreement nor any provisions hereof shall be modified, deemed waived, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         3.2 Notices. Any notice, demand or other communication which either party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if in writing and if (a) properly mailed, registered or certified mail, return receipt requested, addressed to such address as may be in the LLC Agreement, or (b) delivered personally at such address. Notice, demand and/or communication hereunder shall be deemed given on the earliest of five (5) business days after mailing, or on the date of personal delivery, whichever is applicable.

         3.3 Counterparts. This Agreement may be executed by fax and/or through the use of separate signature pages or in any number of counterparts, and each of such fax signatures and counterparts shall, for all purposes, have binding legal effect and constitute one agreement binding on both parties, notwithstanding that both parties are not signatories to the same counterpart.

         3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

         3.5 Entire Agreement. This Agreement, together with the LLC Agreement and the Employment Agreements, contains the entire agreement of the parties with respect to the subject matter hereof, and there are no other or inconsistent representations, covenants, understandings or other agreements, written or oral, except as stated or referred to herein.

         3.6 Assignability. This Agreement is personal in nature and is not transferable or assignable by the Purchaser and any attempt to do so shall be void ab initio.

         3.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.




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         IN WITNESS WHEREOF, each party, intending to be legally bound, has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized, all as of the date first set forth above.


                        MEDIA SERVICES GROUP, INC.
                        By:    /s/ Jeremy Barbera
                              ----------------------
                             Jeremy Barbera,
                             Chief Executive Officer


                       THE FOUNDING MEMBERS:

                       By: /s/ Bryan M. Parola
                          -------------------------
                          Bryan M. Parola

                       By: /s/ Mark N. Clemente
                          -------------------------
                          Mark N. Clemente

                       By: /s/ Vincent T. Jones
                          -------------------------
                          Vincent T. Jones

                       By: /s/ Pierre Davidoff
                          -------------------------
                          Pierre Davidoff

                       By: /s/ Shahrod Hemassi
                          -------------------------
                          Shahrod Hemassi

                       By: /s/ Wenkai Michael Chang
                          -------------------------
                          Wenkai Michael Chang

                       By: /s/ Dean Capawana
                          -------------------------
                          Dean Capawana


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